Exhibit 5.1
[Letterhead of Irell & Manella LLP]
March 13, 2009
Board of Directors
Pinnacle Entertainment, Inc.
3800 Howard Hughes Parkway
Las Vegas, NV 89169
Ladies and Gentlemen:
     We have acted as counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission in connection with the registration of 50,000 shares of the Company’s common stock, par value $0.10 (the “Common Stock”) issuable pursuant to the Company’s Amended and Restated Directors Deferred Compensation Plan (“Directors Plan”).
     As such counsel, we have examined the Directors Plan and such other matters and documents as we have deemed necessary or relevant as a basis for this opinion.
     Based on these examinations, it is our opinion that such Common Stock, when newly issued in the manner referred to in the Registration Statement and the Directors Plan will be duly authorized, legally issued, fully paid, and non-assessable.
     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are experts within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”) or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.
     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.
     We express no opinion under, or view with respect to, either directly or indirectly, laws other than the General Corporation Law of the State of Delaware. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock.
     This opinion is furnished to you in connection with the above-described shares is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.
Very truly yours,
/s/ Irell & Manella LLP
IRELL & MANELLA LLP